Exhibit 99.1

For Immediate Release

COEUR D’ALENE MINES CORPORATION ANNOUNCES DEFINITIVE AGREEMENT TO

ACQUIRE ORKO SILVER CORP.

Orko Board of Directors Unanimously Approves Agreement with Coeur

Coeur d’Alene, Idaho and Vancouver, BC, Canada — February 20, 2013 — Coeur d’Alene Mines Corporation (the “Company” or “Coeur”) (NYSE:CDE, TSX: CDM) today announced that it is entering into a definitive agreement pursuant to which Coeur will agree to acquire all of the issued and outstanding common shares of Orko Silver Corp. (“Orko”) (TSX VENTURE: OK) in a transaction with a total value of approximately CAD$350 million. The transaction will be implemented by way of a plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) and is expected to close in April 2013.

Mitchell J. Krebs, Coeur’s President and Chief Executive Officer said, “We look forward to realizing the substantial benefits of this transaction. Orko’s key asset, the La Preciosa silver project in Mexico, is one of the largest undeveloped silver deposits in the world and adds a large-scale development opportunity with significant exploration upside to Coeur’s portfolio. The combination with Orko will deliver enhanced asset and geographic portfolio diversification and robust growth prospects for our combined shareholder base.”

Gary Cope, President and Chief Executive Officer of Orko said, “This compelling transaction provides Orko shareholders with an attractive premium, value certainty through the substantial cash component of Coeur’s offer and the opportunity to share in the significant upside potential of the combined entity. Coeur has the financial and operational resources necessary to realize the true value of La Preciosa and we look forward to working with them to complete the transaction as expeditiously as possible.”

Based on the closing price of Coeur shares on February 19, 2013, Coeur’s offer implies a value of CAD$2.46 per Orko share, which represents a premium of approximately 56% to the unaffected Orko share price on December 14, 2012, the last trading day prior to the announcement of Orko’s agreement to be acquired by First Majestic Silver Corporation (“First Majestic”) (FR.TO) (AG) (FMV.F).

Under the terms of the Arrangement, Orko shareholders may elect to receive in exchange for each Orko share:

•	0.0815 common shares of Coeur (“Coeur Shares”), CAD$0.70 cash and 0.01118 warrants to purchase Coeur shares (“Coeur Warrants”);

•

0.1118 Coeur Shares and 0.01118 Coeur Warrants, subject to pro-ration as to the number of Coeur Shares if the total number of Coeur Shares elected by Orko shareholders exceeds approximately 11.6 million; or

•	CAD$2.60 in cash and 0.01118 Coeur Warrants, subject to pro-ration as to the amount of cash if the total cash elected by Orko shareholders exceeds CAD$100 million.

If all Orko shareholders were to elect either the all cash (and Coeur Warrants) or the all share (and Coeur Warrants) alternative, each Orko shareholder would receive 0.0815 Coeur Shares and CAD$0.70 in cash, together with 0.01118 Coeur Warrants, for each Orko share. Following the completion of the transaction, the current shareholders of Orko will hold approximately 11% of the issued and outstanding shares of Coeur (prior to the exercise of the Coeur Warrants).

Orko delivered a notice of termination of its previously announced agreement with First Majestic and Coeur transmitted the termination fee to First Majestic, following the February 19, 2013 announcement by First Majestic that it has elected not to exercise its right to match Coeur’s offer under the terms of the agreement between Orko and First Majestic. Orko has also cancelled its special meeting scheduled for 10:00 a.m. Vancouver time, February 20, 2013.

Transaction Next Steps

The transaction has been approved by the Board of Directors of Coeur and no further corporate or shareholder approvals are required by Coeur to complete the transaction. The transaction is not conditional on any financing. The Board of Directors of Orko has unanimously approved the transaction and has resolved to unanimously recommend that Orko shareholders vote in favor of the transaction. BMO Capital Markets and GMP Securities L.P. have provided an opinion to the Board of Directors of Orko that the consideration to be received by Orko shareholders under the transaction is fair, from a financial point of view, to the Orko shareholders.

The transaction will be carried out by way of a court-approved plan of arrangement and will require the approval of at least 66 2/3% of the votes cast by the shareholders of Orko, at a special meeting expected to take place in April 2013. Assuming Orko shareholders approve the transaction at the special meeting and all court and regulatory approvals are obtained, the transaction is expected to close in April 2013.

The arrangement agreement includes non-solicitation provisions, right to match covenants and provides for the payment of a termination fee to Coeur of CAD$11.6 million upon the occurrence of certain events.

Full details of the transaction will be included in a Management Information Circular to be filed with the regulatory authorities and mailed to Orko shareholders in accordance with applicable securities laws. Orko expects to mail the Management Information Circular in March 2013.

Additional Transaction Details

Each whole Coeur Warrant will be exercisable for one Coeur Share for a period of four years from the clearance of the registration statement qualifying the underlying shares at an exercise price of US$30.00, all subject to adjustment in accordance with the terms of the warrant. While Coeur will use commercially reasonable efforts to register the Coeur Shares issuable on exercise of the Coeur Warrants under applicable United States securities laws and have the Coeur Warrants listed and posted for trading on the Toronto Stock Exchange and New York Stock Exchange, the completion of such registration and listing will not be a condition of closing of the transaction.

In addition, Coeur will use commercially reasonable efforts, subject to compliance with certain Coeur contractual obligations, to make any necessary amendments to the transaction to permit Orko shareholders who are residents of Canada for purposes of the Income Tax Act (Canada) (other than such Orko shareholders who are exempt from tax thereunder) and who would otherwise receive Coeur Shares under the transaction, to receive instead shares of a Canadian-incorporated subsidiary of Coeur (the “Exchangeable Shares”) that are exchangeable into Coeur Shares to allow such Orko shareholders to receive a tax-deferred roll-over under the Income Tax Act (Canada) to the extent that the non-share consideration received does not exceed the shareholder’s cost base for Canadian tax purposes. While Coeur will use commercially reasonable efforts to register the Coeur Shares issuable on exchange of the Exchangeable Shares under applicable United States securities laws, the completion of such registration will not be a condition of closing of the transaction.

The transaction contemplates that the Coeur Shares will exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) pursuant to Section 3(a)(10) of the U.S. Securities Act. Consequently, the Coeur Shares will not be registered under the U.S. Securities Act or under any U.S. state securities laws, other than Coeur Share to be issued upon exercise of the Coeur Warrants or the exchange of the Exchangeable Shares which may be registered under the U.S. Securities Act. This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Coeur Shares, Coeur Warrants, Exchangeable Shares or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction, province or state in which such an offer, solicitation or sale would be unlawful.

Advisors

J.P. Morgan is serving as financial advisor to Coeur on this transaction and Fasken Martineau DuMoulin LLP and Gibson, Dunn & Crutcher LLP are serving as legal advisors. BMO Capital Markets and GMP Securities L.P. are acting as financial advisors to Orko. Stikeman Elliott LLP is acting as legal advisor to Orko.

About Coeur

Coeur d’Alene Mines Corporation is the largest U.S.-based primary silver producer and a growing gold producer. The Company has four precious metals mines in the Americas generating strong production, sales and cash flow in continued robust metals markets. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also owns a non-operating interest in a low-cost mine in Australia, and conducts ongoing exploration activities in Mexico, Argentina, Nevada, Alaska and Bolivia.

About Orko

Orko Silver Corp. is developing one of the world’s largest undeveloped primary silver deposits, La Preciosa, located near the city of Durango, in the State of Durango, Mexico.

For Additional Information:

Coeur d’Alene Mines

Wendy Yang, Vice President, Investor Relations

(208) 665-0345

Stefany Bales, Director, Corporate Communications

(208) 667-8263

Wes Hall, Kingsdale Shareholder Services

(416) 867-2342

Tim Lynch / Averell Withers, Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

www.coeur.com

Orko Silver Corp.

(604) 687-6310

www.orkosilver.com

Cautionary Statement

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, and which are based on the expectations, estimates and projections of management of the parties as of the date of this news release unless otherwise stated. Forward-looking statements are generally identifiable by use of the words “expect”, “anticipate”, “continue”, “estimate”, “objective”, “ongoing”, “may”, “will”, “project”, “should”, “believe”, “plans”, “intends” or the negative of these words or other variations on these words or comparable terminology. More particularly, and without limitation, this news release contains forward-looking statements and information concerning expectations regarding the consideration to be issued pursuant to the transaction, the percentage of Coeur shares which will be held by former Orko shareholders following the completion of the transaction, the ability of Coeur and Orko to consummate the transaction on the terms and in the manner contemplated thereby, the anticipated benefits of the transaction, the anticipated benefits to the shareholders of the parties and to the combined shareholder base on completion of the transaction, the timing and anticipated receipt of required court and shareholder approvals for the transaction, the anticipated timing of the mailing of meeting materials to Orko shareholders, the anticipated timing of the meeting of Orko shareholders and Coeur’s ability to bring the La Preciosa project into production. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the time required to prepare and mail meeting materials to Orko shareholders, the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary court, shareholder, stock exchange and regulatory approvals and the ability of the parties to satisfy, in a timely manner, the conditions to the closing of the transaction, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Additional Information and Where to Find It

This document relates to Coeur’s proposed acquisition (the “Transaction”) of Orko. Coeur Shares issuable upon (i) the exercise of Coeur Warrants to be issued by Coeur in connection with the proposed Transaction and (ii) the exchange of Exchangeable Shares to be issued by a subsidiary of Coeur in connection with the proposed Transaction which may be registered pursuant to a registration statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) or issued pursuant to an available exemption. This document is not a substitute for any registration statement or any other document that Coeur may file with the SEC or send to its shareholders in connection with the offer and/or issuance of Coeur Shares in connection with the exercise of the Coeur Warrants and exchange of the Exchangeable Shares. Investors who may receive Coeur Warrants or Exchangeable Shares in the Transaction are urged to read Coeur’s registration statement on Form S-1, if and when filed, including the prospectus, and all other relevant documents that may be filed with the SEC as and if they become available because they will contain important information about the issuance of Coeur Shares upon the exercise of any Coeur Warrants and exchange of any Exchangeable Shares. All documents, if and when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Coeur’s Investor Relations department at Coeur D’Alene Mines Corporation; Investor Relations; (208) 665-0345; wyang@coeur.com. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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